EXECUTION COPY

AMENDMENT NO. 2 TO
CREDIT AGREEMENT

This AMENDMENT NO. 2 dated as of August 22, 2016 (this “Amendment”) is by and among
(a)SAGITTARIUS RESTAURANTS LLC, a Delaware limited liability company (the “Borrower”), (b) each of the Guarantors signatory hereto, (c) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) and (d) the lenders signatory hereto and amends that certain Credit Agreement dated as of August 4, 2015 (as amended, restated, extended, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”) by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent, BANK OF AMERICA, N.A. as L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and BANK OF MONTREAL, as Co- Syndication Agents and REGIONS BANK, as Documentation Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the Borrower, the Administrative Agent and the Required Lenders have agreed to amend certain provisions of the Credit Agreement as provided more fully herein below.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    The definition of “Arrangers” in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Arrangers” means, collectively, (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and (b) J.P. Morgan Securities LLC, each in their respective capacities as joint lead arrangers and joint bookrunners.

(c)    The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso immediately following “(to the extent not already deducted in the calculation of Consolidated Net Income),” in clause (a)(ii) thereof and replacing it with the following:

“excluding any Restricted Payment made pursuant to Section 7.06(h) in connection with the repurchase by Parent of Parent’s Equity Interests and warrants pursuant to repurchase plans approved by the board of directors of Parent on February 26, 2016 and August 22, 2016, provided that the aggregate amount of all such Restricted Payments shall not exceed
$50,000,000,”

(d)    amending and restating clause (d) of the definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement as follows:

“(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.”

(e)    Section 2.16 of the Credit Agreement is hereby amended by restating the last sentence of clause (a)(iv) of such Section in its entirety as follows:

“Subject to Section 11.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(f)	Article V of the Credit Agreement is hereby amended by adding a new Section
5.26 to the end of such Article thereof as follows:

“5.26. EEA Financial Institution. No Loan Party is an EEA Financial Institution.”

(g)    Section 7.06 of the Credit Agreement is hereby amended by restating clause (h) in its entirety as follows:

“ (h)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings and each of its Subsidiaries may make Restricted Payments; provided that (i) in the event such Restricted Payment is in the form of a repurchase of Parent’s Equity Interests, Administrative Agent shall have received evidence that the applicable Loan Party’s or Subsidiary’s board of directors or equivalent governing body has approved such Restricted Payment, (ii) after giving effect to such Restricted Payment, on a pro forma basis as of the last day of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01, the Loan Parties are in compliance with the covenants set forth in Section 7.11, and (iii) the aggregate amount of such Restricted Payments shall not exceed $7,500,000 per fiscal year; provided, further, that this clause (iii) (x) shall not apply if the Consolidated Total Lease Adjusted Leverage Ratio is not greater than 4.25 to
1.00 as of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01 and (y) shall not apply retroactively to any such Restricted Payments that were made at a time when the Consolidated Total Lease Adjusted Leverage Ratio was 4.25 to 1.00 or less; and”

(h)	Article XI of the Credit Agreement is hereby amended by adding a new Section

11.19	to the end of such Article thereof as follows:

“11.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

§2. Affirmation and Acknowledgment. Each Loan Party hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Agreement as amended hereby. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Loan Documents to the Administrative Agent, on behalf and for the benefit of the Secured Parties, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. Each of the Guarantors party to the Guaranty hereby acknowledges and consents to this Amendment and agrees that the Guaranty and all other Loan Documents to which each of the Guarantors are a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its Obligations thereunder.

§3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)The execution, delivery and performance by each Loan Party of this Amendment and the performance by such Loan Party of its obligations and agreements under this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of any Material Contract, any Lease or any Franchise Agreement to which such Person is a party, (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iv) violate any Law, in each case under clauses
(ii) through (iv) in a way that has or could reasonably be expected to have a Material Adverse Effect.

(b)This Amendment has been duly executed and delivered by such Loan Party. Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether enforcement is sought by a proceeding in equity or at law.

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by or enforcement against such Loan Party of this Amendment or the Credit Agreement as amended hereby.

(d)The representations and warranties of such Loan Party contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement, respectively.

(e)As of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

§4. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent on August 22, 2016 (the “Second Amendment Effective Date”):

(a)This Amendment shall have been duly executed and delivered by each Loan Party, the Administrative Agent and the Required Lenders.

(b)	The representations and warranties set forth in Section 3 hereof shall be true and correct.

(c)The Administrative Agent shall have been reimbursed for all reasonable and documented fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable and documented fees and disbursements of counsel for the Administrative Agent, to the extent documented prior to or on the date hereof (for the avoidance of doubt, a summary statement of such fees, charges and disbursements shall be sufficient documentation for the obligations set forth in this Section 4(c)).

§5.    Miscellaneous Provisions.

(a)Except as expressly amended or otherwise modified by this Amendment, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Administrative Agent or the Lenders to agree to, or otherwise prejudice any rights of the Administrative Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrower or any other Loan Party to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, or any related agreement or instrument, to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document.

(b)THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING

OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(d)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(e)The provisions of this Amendment are solely for the benefit of the Loan Parties, the Administrative Agent and the Lenders and no other Person shall have rights as a third party beneficiary of any of such provisions.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the patties hereto have executed this Amendment as a document under seal as of the date first above written.

SAGITTARIUS RESTAURANTS LLC

By:/s/Steven L. Brake

Name: Steven L. Brake
Title: Executive Vice President and Chief Financial Officer

DEL TACO HOLDINGS, INC.
F&C RESTAURANT HOLDING CO. KERRY FOODS INTERNATIONAL LLC DEL TACO LLC
By: /s/Steven L. Brake

Name: Steven L. Brake
Title: Executive Vice President and Chief Financial Officer

[Del Taco- Signature Page to Amendment No. 2 to Cred it Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:/s/Erik M. Truette    _    :.    _

Name: Erik M. Truette
Title: Vice President

BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

By: /s/John Coppedge
Name: John Coppedge
Title: SVP

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/Nathan Smith
Name: Nathan Smith
Title: Authorized Officer

BANK OF MONTREAL, as a Lender

By: /s/Todd Maldonado
Name: Todd Maldonado    -
Title: Director

REGIONS BANK, as a Lender
By: /s/Scott C. Tocci
Name: Scott C. Tocci
Title: Managing Director

MUFG UNION BANK, N.A., as a Lender

By:    /s/Lance Zediker
Name: Lance Zediker
Title: Director

WEBSTER BANK, N .A., as a Lender

By: /s/Carol A. Pirek
Name: Carol A. Pirek
Title. V ice President